Exhibit 10.1

Restricted Stock in Lieu of Salary Agreement

(As of June 4, 2024)

1. The board of directors of LuxUrban Hotels Inc. (the “Company”) has unanimously resolved to award restricted shares under the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) to certain key employees and directors of the Company who have elected to forgive accrued and past due and unpaid salary or cash board fees owed to them by the Company from January 1, 2024 through June 3, 2024. The per-share last sale price of the Company’s common stock as reported by the Nasdaq Capital Market on June 3, 2024 was $0.3080 per share and the average last sale price as reported by the Nasdaq Capital Market for the five consecutive trading days was $0.3162. Accordingly, pursuant to applicable Nasdaq rules, the board determined that the share value used to calculate the number of shares to be issue to each employee in lieu of such accrued salary would be based on $0.3162 per share.

2. Schedule A hereto sets forth the aggregate salary and/or board fees earned by each of the undersigned from January 1, 2024 through June 3, 2024 and the number of shares that will be issued in lieu of same.

3. By executing this Agreement, the undersigned employee or director hereby:

(a) agrees that the dollar amount set forth on Exhibit A hereto next to his or her name accurately represents all salary or board fees owed to him or her by the Company form January 1, 2024 through June 3, 2024;

(b) irrevocably waives and forfeits his or her right to any accrued amounts unpaid to him or her by the Company for salary and/or board fees accruing from any time prior to and through June 3, 2024 and agrees that he or she shall be issued shares of restricted stock under the 2022 Plan in exchange therefor (the “Compensation Shares”) and hereby waives any and claim with respect to any other cash salary or board fees earned prior to June 3, 2024;

(c) acknowledges that the Compensation Shares will not be issued to him or her until the date the Company has filed an amendment to its certificate of incorporation with the State of Delaware increasing the Company’s authorized capital as described in the Company’s preliminary information statement filed with the Securities and Exchange Commission on May 29, 2024 and, if applicable, any lock-up or standstill entered into by the Company prior to such time that prohibits the Company from issuing shares of common stock hereunder has expired, including any such provision contained in any underwriting agreement between the Company and any underwriter that has conducted or will conduct an underwriter offering for the Company (such latest date, the “Effective Date”);

(d) acknowledged and agrees that he or she has had access to all necessary information to make an investment decision and understands the risk of an investment in the Company and that the Compensation Shares will be restricted and not saleable or transferable without an effective registration available under the Securities Act of 1933, as amended (the “Act”) or an exemption from such registration requirements under the Act and that the undersigned must consult with his or her own tax and legal advisors to determine if he or she will file an 83(b) election with respect to the Compensation Shares and to timely make such election if so desired and the tax implications of being issued Compensation Shares in lieu of cash salary.

4. The Company and each of the undersigned irrevocably agree that the Compensation Shares will be issued pursuant to a restricted stock award agreement in form customarily utilized by the Company with respect to grants of restricted shares under the 2022 Plan (which agreement shall be executed promptly following the date hereof) and that execution of same by the undersigned will be a prerequisite to the Company’s issuance of such shares and that same shall not be effective until the Effective Date. The Company hereby irrevocably agrees to issue such shares promptly after the Effective Date and execution by the recipient of the aforementioned restricted stock award agreement.

5. This Agreement is intended as individual agreements between the Company, on the one hand, and each person signing below, on the other hand and shall be deemed binding without any other signatures hereto and separately enforceable by the Company and each individual between each such party.

LUXURBAN HOTELS INC.

By:	/s/ Michael James
Michael James
Chief Financial Officer

Agreed and accepted:

*
Shanoop Kothari

/s/ Brandon Elster
Brandon Elster

/s/ Jimmie Chatmon
Jimmie Chatmon

/s/ Brian L. Ferdinand
Brian L. Ferdinand

/s/ Elan Blutinger
Elan Blutinger

/s/ Leonard Toboroff
Leonard Toboroff

*	unsigned by oriignally eligible to participate

Schedule A

[schedule as signed reflect aggregate eligible issuance of up to 2,471,726 shares]

Sch. A-1